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FITTSROBERTS & CO., P.C.
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CERTIFIED
PUBLIC
ACCOUNTANTS


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement of OMNI Energy Services Corp. and the Pre-Effective Amendment Number 1 to Form S-3 for the registration of 5,012,237 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 2004, with respect to the consolidated financial statements of OMNI Energy Services Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


Fitts, Roberts & Co., P.C.

Houston, Texas
June 15, 2004



5718 Westheimer, Suite 800*Houston, TX 77057*Tel:(713)260-5230*Fax:(713)260-5240
    4800 Sugar Grove Blvd, Suite 100*Stafford, Texas 77477*Tel:(281)494-5151

           An Independently Owned Member of the RSM McGladrey Network